Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of International Isotopes, Inc. and its subsidiaries (“International Isotopes, Inc.”) as of December 31, 2017 and for the period then ended, included in the December 31, 2018 10-K of International Isotopes, Inc., have been audited by Eide Bailly LLP, independent registered public accounting firm, as stated in their report appearing herein.

We consent to the inclusion in the December 31, 2018 10-K of International Isotopes, Inc., of our report, dated March 30, 2018, on our audit of the December 31, 2017 consolidated financial statements of International Isotopes, Inc.  We also consent to the incorporation by reference in this Annual Report on Form 10-K of International Isotopes, Inc. for the year ended December 31, 2018, of our report dated March 30, 2018, included in its Registration Statement on Form S-8 (No. 333-206369, 333-121335, 333-158575 and No. 333-228374), and Form S-3 (No. 333-142674) relating to the consolidated financial statements for the year ended December 31, 2017 listed in the accompanying index.

/s/ Eide Bailly LLP

Eide Bailly LLP

March 19, 2019

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